SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report                                                     April 1, 1998


                          Ben & Jerry's Homemade Inc.
             (Exact name of registrant as specified in its charter)




   VERMONT                           0-13544                   03-0267543
(State of incorporation            (Commission                 (IRS Employer
or organization)                    File Number)             Identification No.)





30 Community Drive, South Burlington, Vermont                         05403-6828
(Address of principal executive offices)                              (Zip Code)





Registrant's telephone number:                                    (802) 651-9600









                                Page 1 of 3 Page

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         On March 31, 1998 the Board of Directors  amended  Section 1 of Article
II of the  By-laws  by adding at the end  thereof  the  provisions  set forth in
Exhibit 1 and amended Section 1 of Article III of the By-laws by adding at the end the provisions set forth in Exhibit 2.


Exhibit 1:

Add to Section 1 of Article II

         To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board, (b) otherwise properly brought before the meeting by or at the direction of the board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 75 days nor more than 120 days prior to the meeting; provided, however, that (i) in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made (whichever first occurs), or (ii) in the event that less than 30 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 5th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made (whichever first occurs).


Exhibit 2:

Add to Section 1 of Article III

         Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of the corporation at the annual meeting may be made at a meeting of stockholders by or at the direction of the board of directors by any nominating committee or person appointed by the board or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1. Such nominations, other than those made by or at the direction of the board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 75 days nor more than 120 days prior to the meeting; provided, however, that (I) in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made (whichever first occurs), or (ii) in the event that less than 30 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 5th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made (whichever first occurs).

         Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedure set forth herein.

         The Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the Chairperson should so determine, the Chairperson shall so declare to the meeting and the defective nomination shall be disregarded.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Ben & Jerry's Homemade, Inc.



Date: April 1, 1998                              By:/s/ Frances G. Rathke
                                                    -------------------------
                                                  Title: Chief Financial officer